UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 26, 2015

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 26, 2015, Newfield Exploration Company (the “Company”)  issued a press release announcing the launch of its common stock offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Also on February 26, 2015, the Company issued a press release announcing the upsize and pricing of its common stock offering. A copy of the press release is furnished herewith as Exhibit 99.2.

The information in Item 7.01 of this Current Report, including the exhibits attached hereto as Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01 Other Events

On February 26, 2015, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein (the “Underwriters”). The Underwriting Agreement relates to a public offering by the Company of 22,000,000 shares of its common stock (the “Firm Share Offering”) at a purchase price to the Underwriters of $32.24 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 3,300,000 additional shares of its common stock at the Purchase Price (the “Optional Share Offering” and, together with the Firm Share Offering, the “Offering”), which option was exercised in full by the Underwriters on February 27, 2015.  The Underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The Company intends to use the estimated net proceeds from the Offering of approximately $815 million (after deducting underwriting discounts and commissions and estimated Offering expenses) to repay outstanding borrowings under its credit facility and money market lines of credit and for general corporate purposes. The Offering closed on March 3, 2015.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters party to the agreement against certain liabilities arising out of or in connection with the Offering and for customary contribution provisions in respect of those liabilities.

The Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3 (File No. 333-198120), filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2014 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on August 13, 2014, a preliminary prospectus supplement, filed with the SEC on February 26, 2015, and a final prospectus supplement, filed with the SEC on March 2, 2015 (collectively, the “Prospectus”).

The Underwriters and their affiliates have provided and in the future may continue to provide various financial advisory, cash management, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will continue to receive customary compensation.

The foregoing summary of the material terms of the Underwriting Agreement and the transactions contemplated thereby is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	1.1	Underwriting Agreement, dated February 26, 2015, between Newfield Exploration Company and Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein
	5.1	Opinion of Vinson & Elkins L.L.P.
	23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
	99.1	Press Release issued by Newfield on February 26, 2015, announcing the launch of its common stock offering
	99.2	Press Release issued by Newfield on February 26, 2015, announcing the pricing of its common stock offering
	99.3	Press Release issued by Newfield on March 3, 2015, announcing the closing of its common stock offering

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: March 3, 2015	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 26, 2015, between Newfield Exploration Company and Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

99.1	Press Release issued by Newfield on February 26, 2015, announcing the launch of its common stock offering

99.2	Press Release issued by Newfield on February 26, 2015, announcing the pricing of its common stock offering

99.3	Press Release issued by Newfield on March 3, 2015, announcing the closing of its common stock offering